                               EXHIBIT (10)(c)(3)
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                                    LEASE OF
                          STOUGHTON PLAZA REALTY TRUST
                                       and
                            THE HIBERNIA SAVINGS BANK


                              TABLE OF CONTENTS
 ARTICLE
 NUMBER                                                                   PAGE
 ------                                                                   ----
       I.    DEFINITIONS AND EXHIBITS ...................................   2

      II.    PREMISES ...................................................   4

     III.    BASE RENT ..................................................   4

      IV.    COMMENCEMENT DATE ..........................................   5

       V.    USE OF PREMISES ............................................   5

      VI.    ASSIGNMENT AND SUBLETTING ..................................   7

     VII.    RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF
             PREMISES; SERVICES TO BE FURNISHED BY
             LANDLORD ...................................................   9

    VIII.    OPERATING AND TAX EXPENSES .................................  10

      IX.    INDEMNITY AND PUBLIC LIABILITY INSURANCE ...................  11

       X.    FIRE, EMINENT DOMAIN, ETC ..................................  13

      XI.    DEFAULT ....................................................  15

     XII.    MISCELLANEOUS PROVISIONS ...................................  18

    XIII.    OPTION TERMS AND TERMINATION OPTION ........................  24

     XIV.    CONDITIONS PRECEDENT .......................................  24

                                      LEASE

      THIS INSTRUMENT IS A LEASE, dated as of July 31, 1995, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the buildings located at 397-423 Washington St., Stoughton, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                            DEFINITIONS AND EXHIBITS

1.1 Definition of Basic Lease Terms. The following constitute definitions of the basic terms used in this Lease.

            Landlord: Stoughton Plaza Realty Trust, Curt R. Feuer, Trustee, under a Declaration of Trust dated June 27, 1980 and recorded in the Norfolk County Registry District of the Land Court as Document #403353 with Certificate #111101, Book 550, Page 101.

            Landlord's Original Address: c/o Orsett Properties, Ltd., 372 Washington St., Wellesley, Massachusetts 02181.

            Tenant: The Hibernia Savings Bank

            Tenant's Original Address: 731 Hancock St., Quincy, MA 02170

            Base Rent:          Annual Rent
                                Years   1-3       $50,600.00  ($4,216.67/mo.)
                                Years   4-6       $57,200.00  ($4,766.67/mo.)
                                Years   7-10      $59,400.00  ($4,950.00/mo.)
                   Option       Years   11-15     $68,310.00  ($5,692.50/mo.)
                   Option       Years   16-20     $78,556.50  ($6,546.38/mo.)
                   Option       Years   21-25     $90,339.98  ($7,528.34/mo.)

            Buildings: The existing buildings owned by Landlord at 397-423 Washington St., Stoughton, Massachusetts together with the parking area and lands serving the same.

            Premises: 2,200 square feet, more or less, (the "Premises Area") which is agreed to be as shown as a free-standing structure on Exhibit A annexed hereto known and numbered as 397 Washington St., Stoughton, MA.

            Permitted Uses: Retail banking office related office space, ATM, and a single drive up teller window.


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            Term: The period commencing on the Commencement Date and expiring at
5:00 p.m. on the day immediately preceding the tenth anniversary of the Commencement Date.

            Commencement Date: One Hundred, Twenty (120) days after the date upon which this Lease has been executed by the parties subject to the satisfaction or waiver by the Tenant of the Conditions Precedent as outlined in
Article XV or the Occupancy Date, whichever is earlier.

            Common Areas: The access entrances, the parking lots and that portion of any sidewalks included in the Property.

            Default of Tenant: As defined in Section 11.1.

            Extended Term: Any option term exercised under Article XIII of the Lease beyond the original ten year term.

            Initial public Liability Insurance: $1,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

            Initial Term: The Term prior to any Extended Terms.

            Occupancy Date: The date the Tenant is first open for business.

            Operating and Tax Expenses: The operating and tax expenses relating to the Property as further defined in Article VIII.

            Property: The Building and the land parcels on which it is located (including adjacent sidewalks).

            Tenant's Proportionate Share: 11 (eleven) per cent.

            Tenant's Share of Operating and Tax Expenses: Tenant's Proportionate Share of the Operating and Tax Expenses.

1.2 Exhibits.

      EXHIBIT A (Floor Plan)


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                                   ARTICLE II

                                    PREMISES

      2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

      2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its customers, patrons, employees and invitees to use, in common with others, the Common Areas, and common walkways necessary for access to the Building; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 12.7.

            (b) Landlord shall have the right to enter the Premises with twenty-four (24) hour advance notice, (except in the case of an emergency, when no notice shall be required) for the purpose of making repairs to the same, and Landlord shall also have the right to enter the Premises during normal business hours and with reasonable advance notice for the purpose of inspecting the same and to make access available to prospective or existing mortgagees, purchasers, partners, investors, insurers or tenants. Landlord agrees to use reasonable efforts (excluding any obligation to incur overtime labor costs) to minimize any inconvenience, annoyance or interruption to Tenant's business operations, and to recognize any reasonable security requirements of Tenant in exercising such rights of entry.

            (c) The Premises are hereby leased in an "as is"" condition, it being expressly understood and agreed that Landlord is not obligated to install services or facilities in the Premises beyond those now in place with the exception that Landlord will install a new rubber roof on the Premises prior to the Tenant's opening for business.

                                   ARTICLE III

                                    BASE RENT

      3.1 BASE RENT PAYMENT. Tenant agrees to pay the Base Rent to Landlord, or as directed by Landlord, commencing on the Commencement Date, without offset, abatement (except as otherwise expressly provided in this Lease), deduction or demand. Such Base Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord


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shall from time to time designate by notice.

                                   ARTICLE IV

                                COMMENCEMENT DATE

      4.1 COMMENCEMENT DATE: The Commencement Date hereunder shall be as set forth in Section 1.1 hereof.

                                    ARTICLE V

                                 USE OF PREMISES

      5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other purpose.

            (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

                  (i) Tenant shall have the right, at its own expense, to install and maintain on the Premises as well as on the Property of which the Premises are a part any sign (including signs erected on poles or stanchions not higher than fifteen (15) feet in height) which is either allowed by right under any applicable municipal ordinance, bylaw or regulation or for which Tenant has received a valid permit from any municipal body, board or commission having jurisdiction thereof. Landlord shall not object to any permit request filed by Tenant seeking signage approval and shall cooperate with the Tenant in the pursuit of such permits, licenses or approvals.

                  (ii) Tenant shall not perform any act or carry on any practice which may damage the Premises, or any other part of the Building, or cause any offensive odors or unreasonably loud noises or constitute a nuisance or a menace to, or otherwise interfere with the business of, any other tenant in the Building;

                  (iii) Tenant shall not introduce any hazardous or toxic materials (other than those normally used in an office environment) onto the Property without (i) first notifying Landlord and (ii) complying with all applicable Federal, State and local laws or ordinances pertaining to the storage, use or disposal of such materials including, but not limited to,


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      obtaining proper permits;

                  (iv) Without derogating from the foregoing, if Tenant's storage, use or disposal of hazardous or toxic materials on the Property results in (i) contamination of the soil or surface or ground water or
      (ii) loss or damage to person(s) or property but excluding any contamination that predates the Occupancy Date, then Tenant agrees to clean up the contamination or pay for such cleanup, at Landlord's option, and indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees, arising from or connected with any such contamination, loss or damage. This provision shall survive the termination of this Lease; and

                  (v) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations;

                  (vi) Tenant shall occupy the Premises on and after the the Occupancy Date and shall conduct continuously in entire Premises the business above stated.

      5.2 INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions or improvements in or to the Premises during the Term of this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed provided that Tenant fully complies with the provisions of this Section 5.2. If such consent is granted, such alterations, additions or improvements shall (i) be made at Tenant's sole expense and, if the same would unreasonably disturb other tenants of the Building, at times other than during normal business hours and (ii) except for Tenant's Removable Property, as defined below, become part of the Premises and the property of Landlord.

            (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

            (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished by contractors, mechanics or suppliers to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. To the maximum extent permitted by law, at such time as any contractor commences to perform work on


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behalf of Tenant, or any supplier commences to provide materials to Tenant, such contractor (and any subcontractors) or supplier shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

            (d) Both parties acknowledge that it will be necessary that certain work, improvements or alterations to the Premises will be done prior to the Tenant opening for business. Within sixty (60) days of the execution hereof, Tenant shall, at its own expense, prepare all necessary plans and/or drawings reasonably describing the work ("Tenant's Work"), which shall include interior and exterior renovations as well as plans depicting the proposed drive through service area which Tenant wishes to perform as a condition for Tenant taking occupancy of the Premises. Such plans shall be submitted to the Landlord for its reasonable review and approval, which approval shall be completed within ten
(10) business days of the submission. The Landlord shall review the plans as expeditiously as possible and failure to object within ten (10) business days shall constitute Landlord's approval of the plans. Should Landlord raise a reasonable, good faith objection to any of the Tenant's work plans which cannot be resolved between Tenant and Landlord, Tenant may either correct or modify its submission or terminate the Lease without recourse to the Tenant. In the event that Tenant seeks to terminate the Lease on the grounds of plans disapproval, said notice of termination must be received by Landlord within ninety (90) days of the execution of the Lease.

                                   ARTICLE VI

                            ASSIGNMENT AND SUBLETTING

      6.1 PROHIBITION. (a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that no part of the Premises will be used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, in each case without first obtaining the written approval of Landlord, which approval shall not be unreasonably withheld or delayed.

            (b) In addition, Tenant shall have the absolute right (without the necessity of seeking or obtaining Landlord approval)


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to transfer the Tenant's interests in branch locations without being deemed in violation of the provisions of this Article. In the event of such a transfer, Tenant shall provide Landlord with notice the new ownership within thirty (30) days of the transfer.

            (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, if Tenant is not paying timely the Base Rent, Tenant's share of Operating and Tax Expenses, or any other charges due under this Lease, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect Permitted Uses. Any proposed or actual assignment, subletting or occupancy shall in any event be subject to any so-called "exclusives" previously granted to other Tenants in the Building or, if Tenant has or is given notice thereof prior to obtaining the consents required from Landlord, to any exclusive under negotiation between Landlord and a prospective new Tenant.

            (d) In the event the Tenant is acquired and the transfer of Tenant's stock occurs, the acquiring entity has the right to assume this Lease without the permission of Landlord provided that the acquiring entity continues to maintain operation of a retail banking office.

      6.2 SUBLEASE RIGHTS. Notwithstanding the prohibition set forth in Section 6.1, Landlord shall not withhold its consent to a subletting or sublettings requested by Tenant, provided that: (i) in Landlord's reasonable judgment, the business of the proposed subtenant or the proposed use of the sublet premises will not adversely affect the reputation or image of the Building (ii) in Landlord's reasonable judgment, the financial strength and ability of the proposed subtenant satisfies Landlord's underwriting standards for new Tenants;
(iii) such sublease(s) shall not, in the aggregate, cover more than 50% of the Rentable Area of the premises; (iv) the rent to be derived by such sublease is payable monthly at a fixed rate or at a rate which is determinable from the terms of the sublease and not based on the net or gross income or profits derived by such subtenant from the Premises; and (v) Landlord has been furnished with information sufficient to make a determination as to each of the foregoing requirements. If Landlord shall withhold such consent, it shall set forth in writing the reasons therefor.

      6.3 SHARING OF SUBLEASE PROFITS. If the rent and other sums received by Tenant on account of a permitted sublease exceed the sum of (i) the Base Rent and Tenant's Share of Operating and Tax Expenses allocable to the Premises subject to the sublease (in the proportion of the area of such space to the entire Premises), and (ii) reasonable legal fees and brokerage commissions incurred by Tenant in connection with such subleasing, Tenant shall pay to Landlord, as additional rent, 50% of such excess, as received by Tenant.

                                   ARTICLE VII

            RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;
                      SERVICES TO BE FURNISHED BY LANDLORD

      7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the parking areas (except the lawn area and grounds immediately adjacent to the Premises). Landlord shall in no event be responsible for (i) the repair of glass, doors or door hardware in the Premises (ii) maintenance or repair of the plumbing or HVAC system; or (iii) any condition in the Premises or the Building caused by any act or omission of Tenant, or its employees, invitees, agents or contractors.

            (b) Landlord shall not be liable for any failure to make repairs which, under the provisions of this Section 7.1 or elsewhere in this Lease, Landlord has undertaken to make with respect to any portion of the Building within the Premises or under the control of Tenant unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to take appropriate actions and/or make such repairs (as the case may be) within a reasonable time after receipt of such notice based upon the nature of the repairs or thereafter fails to proceed with reasonable diligence to complete such repairs.

      7.2 TENANT'S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof including, without limitation, all interior and exterior walls, roof and all mechanical, electrical and plumbing equipment and fixtures including without limitation HVAC, excepting only that maintenance and those repairs for which Landlord is responsible under the terms of this Lease and excepting also reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in

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accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and the standards recommended by the Boston Board of Fire Underwriters, and shall, at Tenant's expense, obtain all permits, licenses and the like required by applicable law. Roof warranties will be assigned by Landlord to Tenant.

      7.3 UTILITIES. Tenant shall pay directly to such utility as services the water, gas, and electrical energy to the Premises, on a monthly basis, all charges accrued with respect to water, gas and electricity used in the Premises as measured by the meter serving the Premises. Tenant's use of electrical energy in Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving Premises.

                                  ARTICLE VIII

                           OPERATING AND TAX EXPENSES

      8.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

            Operating Year: Each calendar year (or other twelve--month period as determined by Landlord) in which any part of the Term of the Lease shall fall.

            Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, cleaning, repair, maintenance and management of the Property including, without limitation, Tenant's Proportionate Share of electricity, water, snowplowing, security, insurance, cleaning, amortized capital repairs to be limited to the common areas, parking and sidewalks, reasonable management fees and other normal and reasonable charges relative to the Property.

            Taxes: The real estate taxes or betterment assessments assessed with respect to the Property and/or any other tax if the same replaces the current method of assessment of real estate taxes in whole or in part or is additionally imposed on the Property or upon Landlord relating to the Property and is generally applicable to owners of similar properties.

            Operating and Tax Expenses: The aggregate of the Operating Expenses and Taxes.

      8.2 TENANT'S PAYMENTS. (a) Tenant shall pay to Landlord

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Tenant's Proportionate Share of Operating and Tax Expenses for any Operating
Year, which amount shall be apportioned for any Operating Year in which the Commencement Date falls or the Term of this Lease ends.

            (b) Payments by Tenant on account of Operating and Tax Expenses shall be made monthly on the first day of each and every calendar month during the Term of this Lease and otherwise in the manner herein provided for the payment of Base Rent. The monthly amount so to be paid to Landlord shall be the amount billed by Landlord for costs incurred during the next preceding month on account of Operating and Tax Expenses.

            (c) Tenant's payments of Operating and Tax Expenses will be limited to a cumulative three per cent (3%) per year increase over the level of Operating and Tax Expenses of the first year of the Lease.

      8.3 ABATEMENT. (a) If Landlord shall receive any tax abatement refund or reimbursement of Taxes, then after deducting Landlord's unpaid expenses reasonably incurred in obtaining the same, Landlord shall pay to Tenant Tenant's Proportionate Share of such abatement; provided that Landlord shall have the right to deduct from any such amount the amount of any payments which are then due and payable from Tenant.

                                   ARTICLE IX

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

      9.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring on the Premises as well as on the Property of which the Premises are a part or (ii) from any accident, injury or damage occurring outside of the Premises but on the Property, in each case where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents or employees or independent contractors, invitees or visitors and, in either case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises unless such accident, damage or injury is caused by the negligence or misconduct of Landlord or its employees, agents or contractors or assigns. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees at both the trial and appellate levels.


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      9.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance under which Tenant and Landlord are named as an insured. Each such policy shall be non-cancelable and non-amendable with respect to Landlord, without twenty (20) days' prior notice and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.1 or such greater amounts as Landlord shall from time to time reasonably request, and a duplicate original or certificate thereof shall be delivered to Landlord.

      9.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and all persons claiming by, through or under Tenant which, during the Term of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere on the Property, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise,' or by the leakage or bursting of water pipes or sprinklers, by theft or from any other cause, no part of said loss of damage is to be charged to or be borne by Landlord unless due to the negligence or misconduct of Landlord, its employees, agents, or contractors.

      9.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons other than Landlord and Landlord's employees, agents and contractors.

      9.5 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable at reasonable rates from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the


                                     - 12 -
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insurance proceeds paid with respect thereto.

                                    ARTICLE X

                           FIRE, EMINENT DOMAIN. ETC.

      10.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or other casualty, Base Rent and Tenant's Share of Operating and Tax Expenses payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is material interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made or to be made by Tenant) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Base Rent and Tenant's Share of Operating and Tax Expenses payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from such fire, casualty or eminent domain.

      10.2 RIGHTS OF TERMINATION. Within sixty (60) days from the date of damage by fire or other casualty, Landlord shall notify Tenant whether or not the Premises can be materially restored within one hundred and eighty (180) days from the date of such damage, and Landlord's reasonable determination shall be binding on Tenant. For purposes hereof, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used. If such repairs cannot, in Landlord's reasonable estimation, be made within one hundred and eighty (180) days, Landlord and Tenant shall each have the option of giving the other, within thirty (30) days after the giving of such notice, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such notice as if such date had been originally fixed in this Lease for the expiration of the Term.

      10.3 RESTORATION. In the event that neither Landlord nor Tenant exercises the above set forth option to terminate this Lease in the event of damage by fire or other casualty then Landlord shall repair or restore such damage to the extent Landlord receives insurance proceeds for such repair or restoration, this Lease continuing in full force and effect, with the Rent hereunder to be


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equitably abated as herein above provided. In the event that Landlord notifies
Tenant that the Premises can be materially restored within one hundred eighty days (180) from the date of damage by fire or other casualty pursuant to Section
10.2 and Landlord fails to materially restore the Premises within such one hundred eighty (180) day period, then Tenant shall be entitled to terminate this Lease by giving Landlord thirty (30) days prior written notice of such termination. In the event that Landlord fails to complete such material restoration of the Premises within thirty (30) days of receipt of Tenant's notice to terminate as set forth above, then this Lease shall expire at the end of such thirty (30) days and all interest of the Tenant in the Premises shall terminate as of such date as if such date had been originally fixed in this Lease for the expiration of the Term. Landlord shall not be required to repair any damage by fire or other cause, or to make any repairs or replacements of any of Tenant's Work, or of any alterations, additions or improvements installed in the Premises by Tenant. Notwithstanding anything to the contrary contained in this Article, (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article occur during the last twelve
(12) months of the Term unless the Tenant exercises its option to extend the term within thirty (30) days of the casualty and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building or any Superior Lessor, as defined in Section 12.14 hereof, requires that any insurance proceeds be applied to such indebtedness or to amounts owing to such Superior Lessor, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term.

      10.4 EMINENT DOMAIN. If possession of all or any substantial part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu thereof, either party hereto shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease. If neither party hereto shall so elect to terminate this Lease, Rent shall be adjusted equitably. Before Tenant may terminate this Lease by reason of taking or appropriation as above provided, such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy thereof or shall make unusable for Tenant's purposes more than twenty five percent of the Premises. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right at its sole option, to terminate this Lease.

      10.5 AWARD. Landlord shall have and hereby reserves and expects, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation; provided, however, if any such damages or compensation award expressly includes an amount for Tenant's Removable Property or Tenant's moving expenses, Landlord shall pay such amount to Tenant promptly after its receipt thereof. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE XI

                                     DEFAULT

      11.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

            (i) Tenant shall fail to pay the Base Rent when due and such failure shall continue for fifteen (15) full Business Days from written notice;

            (ii) Tenant shall fail to pay Tenant's Share of Operating and Tax Expenses or other charges hereunder when due and such failure shall continue for fifteen (15) full Business Days from written notice; or

            (iii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same as soon as practicable and in any event within thirty (30) days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

            (iv) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

            (v) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

            (vi) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive); or

            (vii) If Tenant shall vacate or abandon the Premises and permit same to remain unoccupied or closed for business for more than twenty (20) business days within any ninety (90) consecutive day period;

then, in any such case, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than fifteen (15) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under Massachusetts General Laws c. 186 ss.11), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

            (b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

            (c) In the event of any termination as provided in this Article, Tenant shall pay the Base Rent, Tenant's Share of Operating and Tax Expenses and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Base Rent, Tenant's Share of Operating and Tax Expenses and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the dates which the Base Rent would have been payable hereunder if this Lease had not been terminated.

            (d) At any time after such termination, whether or not Landlord shall have collected any current damages as set forth in paragraph (c), as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Base Rent, Tenant's Share of Operating and Tax Expenses and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Operating and Tax Expenses would be the same as the payments required for the Operating Year immediately preceding such demand) for what would be the then unexpired Term of this Lease if the same remained in effect, discounted to present value at a rate of 8% per year, over the then fair net rental value of the premises for the same period, also discounted to present value at a rate of 8% per year.

            (e) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary for the purpose of reletting the premises; and such actions and the making of any alterations, repairs and decorations to the Premises in connection therewith shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

            (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

            (g) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys' fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder in connection with any Default of Tenant shall be paid by Tenant.

      11.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonable required to correct any such default or, in the event of an emergency as soon as reasonably possible, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      12.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

      12.2 WAIVER. (a) Except as otherwise expressly provided for in this Lease, failure on the part of Landlord or Tenant to complain of any action or non-action on the part of Tenant or Landlord, no matter how long the same may continue, shall never be a waiver by Landlord or by Tenant of any rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or by Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

            (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

      12.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Base Rent and Tenant's Share of Operating and Tax Expenses and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, all within any applicable grace period allowed in this Lease, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof without hindrance or ejection by Landlord or persons lawfully claiming by, through or under Landlord. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

      12.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned for recovery of any judgment from Landlord; it being specifically agreed that (i) Landlord shall have no liability for any claims accruing other than during the period of Landlord's ownership of the Property and (ii) neither Landlord (original or successor) nor any partner, trustee, agent, consultant, officer, stockholder, director, employee, or beneficiary of Landlord, nor any constituent person or entity of Landlord, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor).

            (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply or failure whenever and for so long as may be necessary by reason of the making of necessary or emergency repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant.

            (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

            (d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall not have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

      12.5 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. In the event of a transfer of Landlord's interest in the Property by Landlord, Landlord shall from the date of such transfer be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder accruing thereafter.

      12.6 RULES AND REGULATIONS. Tenant shall abide by reasonable rules and regulations as hereinafter from time to time established by Landlord (provided that the same do not materially diminish Tenant's rights under this Lease), and of which Tenant has been given notice, it being agreed that such rules and regulations will be applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are so uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such rules and regulations and this Lease, the provisions of this Lease shall prevail.

      12.7 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      12.8 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

      12.9 RECORDING. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form, complying with applicable law and reasonably satisfactory to Landlord's attorneys. If this Lease is terminated prior to the Lease expiration date set forth in such notice of lease, each party hereto agrees, on the request of the other, to execute and deliver a recordable certificate documenting such earlier termination date.

      12.10 NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing. All such notices shall be delivered in hand, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service which provides evidence of delivery or attempted delivery.:

            If intended for Landlord, delivered or addressed to Landlord at Landlord's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice); with a copy to: Curt R. Feuer, P.C., Kassler and Feuer, 101 Arch St., Boston, Massachusetts 02110.

            If intended for Tenant, delivered or addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice)

            All notices shall be effective on the day delivered provided the same is delivered on or before 5:00 p.m. on such day or on the following Business Day if not delivered on or before 5:00 p.m.

      12.11 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an - offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

      12.12 RIGHTS OF MORTGAGEE OR GROUND LESSOR. Lease Superior or Subordinate to Mortgages. This Lease is an shall continue to be subject and subordinate to any presently existing mortgage or mortgages secured by the Premises, and to any and all advances hereafter made thereunder, and to the interest of the holder or holders thereof in the Premises. The holder of any such presently existing mortgage shall have the election to subordinate the same to this Lease, exercisable by filing with the appropriate recording office a notice of such election, whereupon this Lease shall have priority over such mortgage. A copy of such filing shall be given to Tenant. Such election by the holder of any presently existing mortgage shall not affect priority with respect to this Lease of any other presently existing mortgage.

            Any mortgage or other voluntary lien or other encumbrance recorded subsequent to the recording of the notice or short form referred to in Section
12.9 shall be subject and subordinate to this Lease unless Landlord and the holder of any such subsequent mortgage and the holders of all mortgages prior to such subsequent mortgage elect to subordinate this Lease to such subsequent mortgage and to any and all advances thereafter made thereunder and to the interest of the holder thereof in the Premises, such election to be exercisable by Landlord and all such holders by filing with the appropriate recording office
(a) a notice of such election and (b) an agreement between the holder of such subsequent mortgage and Tenant, consented to by holders of all mortgages having priority over such subsequent mortgage, by the terms of which such holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such subsequent mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of such holder and upon anyone purchasing said Premises at any foreclosure sale brought by such holder. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this
Section 12.12.

      12.13 ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord or Tenant (the "Requesting

Party") may make from time to time to the other party hereto (the "Responding Party"), the Responding Party shall execute and deliver to the Requesting Party, any prospective purchaser, mortgagee or prospective mortgagee, ground lessor or prospective ground lessor, a sworn statement in form reasonably satisfactory to Landlord certifying to the matters reasonably requested provided only that they are matters customarily certified to by landlords and tenants in the Boston region. Tenant and Landlord acknowledge that any statement delivered pursuant to this Article may be relied upon by any such party, and the Responding Party shall be liable for all loss, cost or expense resulting from or caused by any material misstatement contained in such estoppel certificate, or the failure to deliver the estoppel certificate.

      12.14 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums.

      12.15 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to 1 1/2 times the Base Rent then in effect plus Tenant's Share of Operating and Tax Expenses and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

      12.16 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations, additions and improvements made by Tenant; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

      12.17 BROKERAGE. Landlord and Tenant each mutually warrants and represents to the other that they have dealt with no broker in connection with the consummation of this Lease other than the broker herein listed, if any. Landlord and Tenant hereby each agree to indemnify, defend and hold the other harmless from any claim arising from the breach of such representation and warranty.

      12.18 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

                                  ARTICLE XIII

                      OPTION TERMS AND TERMINATION OPTION

      13.1 The Tenant shall have the right to extend this Lease for three additional five year terms by providing written notice of the desire to exercise an option to Landlord six months prior to the expiration of the original term and hence, six months prior to the expiration of the ensuing option terms. The failure of the Tenant to notify the Landlord of the exercise of an option to extend shall not constitute a waiver and abandonment of such option unless and until (a) Landlord notifies Tenant in writing that there has been a failure to notify the Landlord on time and (b) Tenant, within ten (10) days after receipt of such notice, still fails to notify the Landlord of its exercise of the option. Said options may not be exercised by Tenant if Tenant is in default under this Lease as defined in Article XI.

            All other terms and conditions of the Lease will remain in full force and effect during an option term.

      13.2 The Tenant shall have the option to terminate the Lease by providing written notice to Landlord on or before thirty (30) months from the Commencement Date said termination right to be effective thirty-six (36) months from the Commencement Date.

                                   ARTICLE XIV

                              CONDITIONS PRECEDENT

      14.1 Tenant proposes to use the premises for the operation of a free standing retail banking office including a drive-through service window. Tenant's obligation to lease the Premises is contingent on the satisfaction or waiver of the following conditions ("Conditions Precedent"), within one hundred, twenty (120) days after the execution of this Lease:

            (a) Tenant obtaining permission from the Banking Commissioner of the Commonwealth of Massachusetts and the Federal

Deposit Insurance Corporation to operate a banking facility at 397 Washington St., Stoughton, MA.

            (b) Tenant obtaining, at Tenant's sole cost and expense, all municipal approvals and permits for Tenant's proposed use including interior and exterior renovations and drive-through service window use. Landlord agrees to cooperate fully with Tenant (provided the same is at no cost to Landlord) in securing the municipal approval and permits.

            In the event that the Conditions Precedent are not satisfied, approved or waived by Tenant, then at any time within one hundred, twenty (120) days after the execution of this Lease, Tenant may terminate the Lease in which event the Lease shall be void of no further force and effect.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                    LANDLORD:

                                    Stoughton Plaza Realty Trust


                                       By: /s/ Curt R. Feuer
                                           --------------------------------
                                           Curt R. Feuer, Trustee


                                    TENANT:

                                    The Hibernia Savings Bank


                                       By: /s/ Mark A. Osborne
                                           --------------------------------
                                           Mark A. Osborne, C.E.O.

The Hibernia Savings Bank
731 Hancock St.
Quincy, MA  02170
Attn:Mark A. Osborne

                                                                   July 31, 1995

Dear Mr. Osborne:

      In consideration of the execution of a Lease dated as of July 31, 1995 by and between the Hibernia Savings Bank as Tenant and the undersigned as Landlord, Stoughton Plaza Realty Trust agrees that, during the term of the Lease, it will not lease any space in Stoughton Plaza (being the property located at 397-423 Washington Street, Stoughton, Massachusetts) to any entity principally engaged in any business currently performed by the Bank.


                                       Sincerely,

                                       STOUGHTON PLAZA REALTY TRUST



                                       By: /s/ Curt R. Feuer
                                           --------------------------------
                                           Curt R. Feuer, Trustee